UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     March 23, 2006

1st CONSTITUTION BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code        (609) 655-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On March 23, 2006, the Board of Directors (the “Board”) of 1st Constitution Bancorp (the “Company”) approved an amendment and restatement (the “Amendment”) of the Company’s Directors’ Insurance Plan (the “Plan”), effective as of June 16, 2005.  The Board amended the Plan pursuant to Section 5 of the Plan.

The Amendment changes the eligibility requirements of the Plan to authorize the Board to permit any non-employee director of the Company and/or of 1st Constitution Bank (the “Bank”) to participate in the Plan.  The Plan had previously allowed only participation by non-employee members of the Board or of the Bank’s Board of Directors on the effective date of the Plan and non-employee members of the Board or the Bank’s Board of Directors who have completed ten years of service as a member of the applicable Board of Directors.

A copy of the Amendment is attached hereto as Exhibit 10.

Item 9.01. Financial Statements and Exhibits.

c.	Exhibits.

	10	Amended and Restated 1st Constitution Bancorp Directors’ Insurance Plan, effective as of June 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: March 24, 2006	By:	/s/ Joseph M. Reardon
		Name:	Joseph M. Reardon
		Title:	Senior Vice President and Treasurer